                                  Exhibit 11.1


                            RICHEY ELECTRONICS, INC.

                        Computation of Earnings Per Share
               ($ and Shares in Thousands, Except Per Share Data)
                                   (Unaudited)

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
                                                        Quarter Ended
                                                 --------------------------
                                                    3/29/96        3/31/95
                                                 --------------------------

PRIMARY EARNINGS PER SHARE:

  Net income used to calculate primary
  earnings per share                             $     1,142      $     680
                                                 --------------------------
                                                 --------------------------
  Weighted average number of shares used to
  compute primary net income per share                 9,057          5,889
                                                 --------------------------
                                                 --------------------------
  Primary earnings per share                      $     0.13     $     0.12
                                                 --------------------------
                                                 --------------------------

FULLY DILUTED EARNINGS PER SHARE

  Net Income                                      $    1,142     $      680

  Add: Interest on convertible
  subordinated notes payable,
  net of taxes                                           195              -
                                                 --------------------------
                                                 --------------------------
  Net income used to compute earnings
  per share                                       $    1,337     $      680
                                                 --------------------------
                                                 --------------------------
  Weighted average number of shares
  outstanding                                          9,057          5,889

  Add: Weighted average shares of convertible
  subordinated notes payable assuming conversion       1,349              -
                                                 --------------------------
  Weighted average number of shares used to
  compute fully diluted earnings per share            10,406          5,889
                                                 --------------------------
                                                 --------------------------
  Fully diluted earnings per share                $     0.13     $     0.12
                                                 --------------------------
                                                 --------------------------
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